Registration No. 33-________
                                    UNITED STATES
                          SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C. 20549

                                       FORM S-8

                             REGISTRATION STATEMENT UNDER
                             THE SECURITIES ACT OF 1933*

                                Ingersoll-Rand Company
                  (Exact name of registrant as specified in charter)

                    New Jersey                         13-5156640
          (State or other jurisdiction of              (I.R.S. Employer
          incorporation or organization)               Identification No.)

                   P.O. Box 8738, Woodcliff Lake, New Jersey 07675
             (Address of principal executive offices, including zip code)

                 Ingersoll-Rand Company Incentive Stock Plan of 1995*
                               (Full title of the plan)

                               PATRICIA NACHTIGAL, ESQ.
                          Vice President and General Counsel
                                Ingersoll-Rand Company
                                    P.O. Box 8738
                           Woodcliff Lake, New Jersey 07675
                       (Name and address of agent for service)

                                    (201) 573-0123
            (Telephone number, including area code, of agent for service)

                           CALCULATION OF REGISTRATION FEE

          Title of securities to be
            registered:                      Common Stock, par value $2

          Amount to be registered:           6,000,000 shares

          Proposed maximum offering
            price per share**:               $39.4375

          Proposed maximum aggregate
            offering price**:                $236,625,000

          Amount of registration fee:        $81,595

          * This Registration Statement also includes a post-effective amendment to Registration Statement No. 2-67834 for the purpose of terminating such Registration Statement.
          ** Estimated solely for the purpose of determining the registration fee (based on the average of the high and low prices reported in the consolidated reporting system on February 1, 1996).

          Pursuant to Rule 429 under the Securities Act of 1933, as amended, the Prospectus included herein constitutes a combined prospectus relating to 2,764,155 shares of Common Stock registered pursuant to Registration No. 33-35229 and to 166,100 shares of Common Stock registered pursuant to Registration No. 2-98258.


                                INGERSOLL-RAND COMPANY
                             INCENTIVE STOCK PLAN OF 1980
                                     Termination


               On April 24, 1980, the shareholders of Ingersoll-Rand Company (the "Company") approved the issuance of up to 800,000 shares of common stock of the Company under the Incentive Stock Plan of 1980 of the Company (the "1980 Plan"). A Registration Statement (Registration No. 2-67834) (the "Registration Statement") covering the shares issuable under the 1980 Plan has been in effect continuously since June 9, 1980. By virtue of a five-for-two split of the Common Stock of the Company (made in the form of a stock dividend), effective July 10, 1987, the number of shares issuable under the 1980 Plan and covered by the Registration Statement was increased by 1,200,000 and, by virtue of a two-for-one split of the Common Stock (made in the form of a stock dividend), effective June 1, 1992, the number of shares issuable under the 1980 Plan and covered by the Registration Statement was further increased by 2,000,000. Stock incentives relating to a total of 3,459,330 shares were exercised by holders of stock incentives granted under the 1980 Plan.

               Pursuant to the terms of the 1980 Plan, the authority of the Company to grant additional stock incentives expired on April 30, 1985. The last remaining unexercised stock incentives which were outstanding under the 1980 Plan were exercised on January 13, 1994.

               By the filing of this Post-Effective Amendment to the Registration Statement, all 540,670 shares remaining under expired and unexercised stock incentives or as to which stock incentives were not granted are removed from registration.


                                       PART II
                  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

          Item 3.  Incorporation of Documents by Reference.

               The following documents filed with the Securities and Exchange Commission by Ingersoll-Rand Company (the "Company") are hereby incorporated in this Registration Statement by reference:

               (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1994.

               (b) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1995.

               (c) The Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1995.

               (d) The Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1995.

               (e) The Company's Current Report on Form 8-K dated May 25, 1995, as amended.

               (f)  The Company's Current Report on Form 8-K dated June 5,
          1995.

               (g)  The Company's Current Report on Form 8-K dated July 17,
          1995.

               All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

          Item 4.  Description of Securities.

               Not applicable.

          Item 5.  Interests of Named Experts and Counsel.

               The financial statements incorporated in this Registration Statement by reference to the Annual Report on Form 10-K of the Company for the year ended December 31, 1994, have been so incorporated in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.
                                         II-1

          Item 6.  Indemnification of Directors and Officers.

               Article Seventh of the Company's Restated Certificate of Incorporation, as amended, provides that, to the fullest extent permitted by the laws of the State of New Jersey, directors of the Company shall not be personally liable to the Company or its shareholders for damages for breach of any duty owned to the Company or its shareholders, except that no such director or officer shall be relieved from liability for any breach of duty based upon an act or omission (i) in breach of such person's duty of loyalty to the Company or its shareholders, (ii) not in good faith or involving a knowing violation of law or (iii) resulting in receipt by such person of an improper personal benefit.

               Article Seventh also provides that each person who was or is made a party or is threatened to be made a party to or is involved in any pending, threatened or completed civil, criminal, administrative or arbitrative action, suit or proceeding, by reason of his or her being or having been a director or officer of the Company, or by reason of his or her being or having been a director, officer, trustee, employee or agent of any other corporation or of any partnership, joint venture, employee benefit plan or other entity or enterprise, serving as such at the request of the Company, shall be indemnified and held harmless by the Company to the fullest extent permitted by the New Jersey Business Corporation Act (the "Act"), from and against all reasonable costs, disbursements and attorneys' fees, and all amounts paid or incurred in satisfaction of settlements, judgments, fines and penalties, incurred or suffered in connection with any such proceeding, and such indemnification shall continue as to a person who has ceased to be a director, officer, trustee, employee or agent and shall inure to the benefit of his or her heirs, executors, administrators and assigns; provided, however, that there shall be no indemnification with respect to any settlement of any proceeding unless the Company has given its prior consent to such settlement or disposition. This right to indemnification includes the right to be paid by the Company the expenses incurred in connection with any proceeding in advance of the final disposition of such proceeding as authorized by the Board of Directors; provided, however, that, if the Act so requires, the payment of such expenses shall be made only upon receipt by the Company of an undertaking to repay all amounts so advanced unless it shall ultimately be determined that such director or officer is entitled to be indemnified.

               Article Seventh also provides that the right to indemnification thereunder is a contract right and gives claimants certain rights with respect to claims for indemnification not paid by the Company after 30 days following a written request. Finally, Article Seventh provides that the right to indemnification and advancement of expenses provided thereby shall not exclude or be exclusive of any other rights to which any person may be entitled under a certificate of incorporation, by-law, agreement, vote of shareholders or otherwise.

          Item 7.  Exemption from Registration Claimed.

               Not applicable.

          Item 8.  Exhibits.

               4.1. Restated Certificate of Incorporation of Ingersoll-Rand Company, as amended through May 28, 1992 (Incorporated by reference to Form 10-K of Ingersoll-Rand Company for fiscal year ended December 31, 1993).

               4.2. By-Laws of Ingersoll-Rand Company, as amended through August 1, 1995.

               4.3. Rights Agreement, dated as of December 7, 1988, as amended, by Amendment No. 1 thereto dated as of December 7, 1994 (Incorporated by reference from Form 8-A of Ingersoll-Rand Company filed on December 12, 1988, and Form 8-A/A of Ingersoll-Rand Company filed December 15, 1994).

               4.4. Ingersoll-Rand Company Incentive Stock Plan of 1995 (Incorporated by reference from Exhibit A to the Company's Proxy Statement for its Annual Meeting held on April 27, 1995).

                 5.  Opinion of Patricia Nachtigal, Esq.*

              23.1.  Consent of Price Waterhouse LLP.*

              23.2. Consent of Patricia Nachtigal, Esq. (included in the opinion filed as Exhibit 5).*

                24.  Power of Attorney.*

          *  Filed herewith

          Item 9.  Undertakings.

               (a)   The undersigned Registrant hereby undertakes:

                     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                          (i)    To include any prospectus required by
                                 Section 10(a)(3) of the Securities Act of
                                 1933 (the "Securities Act");

                          (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

                          (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information set forth in this Registration Statement;

                     provided, however, that the undertakings set forth in paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") that are incorporated by reference in this Registration Statement.

                     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of any employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to the initial bona fide offering thereof.

                     (h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

                     In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted against the Registrant by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                                      SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, Ingersoll-Rand Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Woodcliff Lake, New Jersey, on this 9 day of February, 1996.


                                 INGERSOLL-RAND COMPANY


                                 By:       /s/ JAMES E. PERRELLA
                                            (James E. Perrella)
                                     Chairman of the Board, President and
                                           Chief Executive Officer


               Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on February 9, 1996.

               Signature                             Title


          /s/ JAMES E. PERRELLA          Chairman of the Board, President,
          (James E. Perrella)            Chief Executive Officer and
                                         Director (Principal Executive
                                         Officer)


          /s/ THOMAS F. McBRIDE          Senior Vice President and Chief
          (Thomas F. McBride)            Financial Officer (Principal
                                         Financial Officer)


          /s/ RICHARD A. SPOHN           Controller - Accounting and
          (Richard A. Spohn)             Reporting (Principal Accounting
                                         Officer)



          /s/ THEODORE H. BLACK*         Director
          (Theodore H. Black)


          /s/ BRENDAN T. BYRNE*          Director
          (Brendan T. Byrne)


          /s/ JOSEPH P. FLANNERY*        Director
          (Joseph P. Flannery)


          /s/ CONSTANCE J. HORNER*       Director
          (Constance J. Horner)


          /s/ H. WILLIAM LICHTENBERGER*  Director
          (H. William Lichtenberger)


          /s/ JOHN E. PHIPPS*            Director
          (John E. Phipps)


          /s/ CEDRIC E. RITCHIE*         Director
          (Cedric E. Ritchie)


          /s/ ORIN R. SMITH*             Director
          (Orin R. Smith)


          /s/ RICHARD W. SWIFT*          Director
          (Richard W. Swift)


          *By:   /s/  THOMAS F. McBRIDE
                  (Thomas F. McBride),
                    Attorney-in-Fact
                                         II-6



                                    EXHIBIT INDEX


               4.1. Restated Certificate of Incorporation of Ingersoll-Rand Company, as amended through May 28, 1992 (Incorporated by reference to Form 10-K of Ingersoll-Rand Company for fiscal year ended December 31, 1993).

               4.2. By-Laws of Ingersoll-Rand Company, as amended through August 1, 1995.

               4.3. Rights Agreement, dated as of December 7, 1988, as amended, by Amendment No. 1 thereto dated as of December 7, 1994 (Incorporated by reference from Form 8-A of Ingersoll-Rand Company filed on December 12, 1988, and Form 8-A/A of Ingersoll-Rand Company filed December 15, 1994).

               4.4. Ingersoll-Rand Company Incentive Stock Plan of 1995 (Incorporated by reference from Exhibit A to the Company's Proxy Statement for its Annual Meeting held on April 27, 1995).

               5.    Opinion of Patricia Nachtigal, Esq.*

               23.1. Consent of Price Waterhouse LLP.*

               23.2. Consent of Patricia Nachtigal, Esq. (included in the opinion filed as Exhibit 5).*

               24.   Power of Attorney.*

          *  Filed herewith

                                         II-7